UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2022 (July 7, 2022)

ALR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30414	88-0225807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of Principal Executive Offices) (Zip Code)

(804) 554-3500

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ALRT	OTC US

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01	OTHER EVENTS.

Pursuant to its prospectus dated January 18, 2022 (the “Prospectus”), which forms a part of our post-effective amended Registration Statement on Form S-1 (Registration No. 333-249835), ALR Technologies Inc. (“ALRT” or the “Company”) has until August 12, 2022, to place 101,025,092 shares of common stock at a price of $0.05 per share. These shares have not yet been placed. On July 7, 2022, the Company and Mr. Sidney Chan agreed to the following:

·	The Company will grant Mr. Chan the right and the option to acquire 115,500,000 shares of common stock at a price of $0.05 per share until December 31, 2026. Mr. Chan may exercise the Option by applying or offsetting unpaid principal and / or accrued interest owing by the Company to Mr. Chan on the line of credit he has issued to the Company, and
·	The Company will cancel the right management has to distribute 101,025,092 shares of common stock at a price of $0.05 pursuant to the Prospectus.

Mr. Chan is the Chairman of the Board of Directors and the Chief Executive Officer of the Company.

A copy of the Option Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into item 9.01.

ITEM 8.01	OTHER EVENTS.

The Company has terminated the right to distribute 101,025,092 unrestricted shares of common stock at a price of $0.05 per share pursuant to the Prospectus.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

99.1	Option Agreement between Sidney Chan and ALR Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2022	ALR TECHNOLOGIES INC.

	By:	/s/ Sidney Chan
Name: Sidney Chan
	Title:	Chief Executive Officer and Chairman of the Board of Directors